SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-A12G/A


                                 AMENDMENT NO. 4

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          CASEY'S GENERAL STORES, INC.
             (Exact name of registrant as specified in its charter)


                IOWA                               42-0935283
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)                Identification Number)

                       ONE CONVENIENCE BLVD., ANKENY, IOWA
                    (Address of principal executive offices)

                                      50021
                                   (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                   Name of each exchange on which
   to be so registered                   each class is to be registered

            None                         _______________________________

  _________________                      _______________________________


        Securities to be registered pursuant to Section 12(g) of the Act:


                          COMMON SHARE PURCHASE RIGHTS
                                (Title of Class)



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Item 2.  EXHIBITS.

     1. Officers' Certificate and attached Notice of Adjustment of Purchase Price, each dated as of January 13, 1998, issued by Casey's General Stores, Inc. pursuant to Sections 12 and 25(a) of the Rights Agreement.




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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           CASEY'S GENERAL STORES, INC.



Date:  January 13, 1998                    By:  /s/ Donald F. Lamberti
                                                -----------------------------
                                                Donald F. Lamberti
                                                Chief Executive Officer

                                    EXHIBITS



EXHIBIT               DESCRIPTION                                       PAGE

  3                   Officer's Certificate with attached Notice of     5
                      Adjustment of Purchase Price, each dated as of January 13, 1998, issued by Casey's
                      General Stores, Inc. pursuant to Sections 12 and 25(a) of the Rights Agreement.






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